Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated this 28th day of August, 2012, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), is made and entered into by and between Timios National Corporation, a Delaware corporation (“TNC”), and Fiducia Holdings Corporation, a Delaware corporation (“FHC”).

WITNESSETH:

WHEREAS, TNC is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on August 12, 1997, under the name of Celerity Systems, Inc. (and later changed to Homeland Security Capital Corporation on January 10, 2006), is authorized to issue (i) 50,000,0000 shares of common stock, par value $0.001 per share (“TNC Common Stock”), of which 110,318 shares are issued and outstanding as of the date hereof, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which 2,619,143 have been designated as Series J Preferred Stock, all of which are issued and outstanding as of the date hereof (“TNC Series J Preferred”);

WHEREAS, FHC (i) is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on December 28, 2011, (ii) is a majority-owned subsidiary of TNC, and (iii) is authorized to issue 4,000 shares of common stock, par value $0.001 per share (“FHC Common Stock”), of which 600 shares are issued and outstanding as of the date hereof, and 1,000 shares of preferred stock, par value $0.001 per share, of which 145 have been designated as Series A Preferred Stock, and all of which are issued and outstanding as of the date hereof (the “FHC Series A Preferred”);

WHEREAS, FHC desires to merge itself into TNC, and TNC desires that FHC be merged with and into TNC; and

WHEREAS, the respective Boards of Directors of TNC and FHC have approved this Agreement pursuant to which FHC shall be merged with and into TNC (the “Merger”), with TNC being the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”).

NOW THEREFORE, in consideration of the foregoing premises and the undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Merger.  FHC shall be merged with and into TNC pursuant to Section 253 of the DGCL.  The Surviving Corporation shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware.  The separate corporate existence of FHC shall cease forthwith upon the Effective Date (as defined below).

2.                                      Stockholder Approval.  As soon as practicable after the execution of this Agreement, TNC and FHC shall, if necessary under the DGCL, submit this Agreement to their respective stockholders for approval.

3.                                      Effective Date.  The Merger shall be effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after all required stockholder approvals have been obtained.  The time of such effectiveness shall herein be referred to as the “Effective Date.”

4.                                      Capital Stock of FHC.  On the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, 49 shares of FHC Common Stock issued and outstanding immediately prior thereto in the names of C. Thomas McMillen and Michael T. Brigante shall cease to exist and shall be converted into an aggregate of 95 fully paid and non-assessable shares of Series J Preferred Stock and 1,759,288 shares of Common Stock.  All other shares of FHC Common Stock and the FHC Series A Preferred shall cease to exist.

5.                                      Stock Certificates.  On and after the Effective Date, all documentation which, prior to that time, evidenced and represented FHC Common Stock, shall be deemed for all purposes to evidence ownership of and to represent those shares of TNC Series J Preferred into which the FHC Common Stock represented by such documentation has been converted as herein provided, and shall be so registered on the books and records of TNC.  Each of C. Thomas McMillen and Michael T. Brigante, as the registered owners of the outstanding stock certificates evidencing FHC Common Stock, shall, until such certificates shall have been surrendered for transfer or conversion or otherwise accounted for to TNC or its transfer agent, as applicable, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of TNC Preferred Stock, evidenced by such outstanding certificates as above provided.

6.                                      Succession.  On the Effective Date, the Surviving Company shall succeed to all of the rights, privileges, debts, liabilities, powers and property of FHC in the manner of and as more fully set forth in Section 259 of the DGCL.  Without limiting the foregoing, upon the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of FHC shall be transferred to, vested in and devolved upon the Surviving Company without further act or deed and all property, rights, and every other interest of FHC shall be as effectively the property of the Surviving Company as they were of FHC, respectively.  All rights of creditors of FHC and all liens upon any property of FHC shall be preserved unimpaired, and all debts, liabilities and duties of FHC shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

7.                                      Certificate of Incorporation and By-Laws.

7.1                                 At the Effective Time, the Certificate of Incorporation of TNC, as in effect immediately prior to the Effective Time shall, by virtue of the Merger, be in the form of Exhibit A hereto and, shall be the Certificate of Incorporation of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable law.

7.2                                 At the Effective Time, the Bylaws of TNC, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Company until thereafter amended in accordance with the provisions thereof and applicable law.

8.                                      Directors and Officers.  The members of the Board of Directors and the officers of the Surviving Company on the Effective Date shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

9.                                      Further Assurances.  From time to time, as and when required by the Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of FHC such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of FHC, and otherwise to carry out the purposes of this Agreement, and the officers and directors of FHC are fully authorized in the name and on behalf of FHC or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

10.                               Abandonment.  At any time prior to the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either FHC or TNC or both, notwithstanding approval of this Agreement by the stockholders of FHC or TNC.

11.                               Amendment.  This Agreement may be amended by the Boards of Directors of FHC and TNC at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either FHC or TNC shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Company to be effected by the Merger or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of the stock of such corporation.

12.                               Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

13.                               Counterparts.  In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers as of the day and year first above written.

TIMIOS NATIONAL CORPORATION

By:	/s/ C. Thomas McMillen
C. Thomas McMillen
President and CEO

FIDUCIA HOLDINGS CORPORATION

By:	/s/ C. Thomas McMillen
C. Thomas McMillen, President